CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Combined Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 1 to the Registration Statement on
Form N-14 (the "Registration Statement") of our reports dated December 13, 1999, relating to the financial statements and financial highlights appearing in the October 31, 1999 Annual Reports to
Shareholders of Liberty Newport Global Equity Fund (formerly Colonial Global Equity Fund) and Liberty Newport Global Utilities Fund (formerly Colonial Global Utilities Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statements of Additional Information of Liberty Newport Global Equity Fund and Liberty Newport Global Utilities Fund dated March 1, 2000, which have also been incorporated by reference into the Registration Statement.




/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
November 27, 2000